                                 EXHIBIT 10.35
            PLEDGE AGREEMENT DATED JANUARY 11, 1999 BY AND BETWEEN
         TURBOCHE TECHNOLOGIES, INC. AND AIG FINANCIAL SERVICES CORP.

                                                                   EXHIBIT 10.35

                                PLEDGE AGREEMENT



                   PLEDGE AGREEMENT, dated as of January 11, 1999 between TURBOCHEF TECHNOLOGIES, INC. (the "Pledgor") and BANQUE AIG, LONDON BRANCH (the "Bank").

                   WHEREAS, the Bank and the Pledgor intend to enter into a Variable Stock Agreement (the "Stock Agreement"), pursuant to which the Pledgor will sell to the Bank Covered Contract Shares (as defined in the Stock Agreement) at the time and on the terms specified therein; and

                   WHEREAS, the Bank and/or certain of its Affiliates (as hereinafter defined) may from time to time enter into derivative and other transactions with the Pledgor, including options transactions effected pursuant to the Master Agreement, dated as of the date hereof (the "Master Agreement"), between the Pledgor and the Bank;

                   NOW, THEREFORE, to induce the Bank and its Affiliates to enter into the securities purchase, derivative and other transactions contemplated by the Stock Agreement and/or the Master Agreement (collectively, the "Secured Transactions"), and to secure the Pledgor's obligations thereunder and under this Agreement (collectively, the "Secured Obligations"), and for other good consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgor and the Bank agree as follows:



                   1. As collateral security for the performance of the Secured Obligations, the Pledgor hereby pledges and assigns to the Bank, and grants to the Bank a valid first-priority security interest in, the following collateral (the "Collateral"): (i) those Securities identified in Exhibit A hereto (the "Identified Securities"), all proceeds and products thereof, all dividends, interest and other distributions thereon (whether in cash, additional securities or otherwise), and all Security Entitlements to the Identified Securities and any other Securities or other Investment Property constituting Collateral hereunder, and (ii) all options ("Options") purchased by Pledgor from the Bank under the Master Agreement, all Securities Entitlements of the Pledgor to the Options and all General Intangibles and contract rights of the Pledgor relating to or arising from the Stock Agreement, the Master Agreement or the Options. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the New York Uniform Commercial Code (the "New York UCC").

                   2. The Pledgor shall deliver to the Bank on the date hereof 140,000 shares of the Identified Securities in certificated form in proper form for transfer (as determined by the Bank in its sole discretion) and shall include therewith stock powers duly endorsed in blank (the "Initial Shares"). The Pledgor acknowledges that the Bank intends to submit the Initial Shares to The Depository Trust Company ("DTC") or its representative for entry into DTC's book-entry system and that the Bank or its nominee shall thereafter hold the Initial Shares (subject to the Bank's right to transfer or register Collateral as provided in this Agreement) in book-entry form through the facilities of DTC.

                   The Pledgor further shall deliver to the Bank, or at its instructions, any other Securities, assets or payments it receives that constitute Collateral hereunder promptly after receiving the same. In particular, and without limitation to the foregoing, the Pledgor (i) confirms that on the date hereof it owns 293,846 shares of Common Stock, $1.25 per value per share, of Maytag Corporation, a Delaware corporation ("Common Stock") and that of such shares of Common Stock 146,923 shares (the "Relevant Shares") constitute "restricted securities" as defined in Rule 144 ("Rule 144") under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) agrees that it will (a) promptly after any Relevant Shares become eligible for resale by the Pledgor pursuant to Rule 144(k), deliver said Relevant Shares to the Bank as additional Collateral hereunder, and (b) execute and deliver all such documents (including any amendments or supplements to this Agreement) as the Bank may reasonably request to effect any such delivery. The Pledgor and the Bank further agree that any Relevant Shares so delivered by the Pledgor to the Bank shall, from and after the date of delivery, constitute Identified Securities for all purposes of this Agreement. The Pledgor shall deliver the Relevant Shares to the Bank hereunder in book-entry form through the facilities of DTC.

                  Notwithstanding anything in this Agreement to the contrary, the Bank acknowledges that the 293,846 shares of Common Stock owned by the Pledgor on the date hereof include, in addition to the Initial Shares and the Relevant Shares, 6,923 shares of Common Stock that are not

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"restricted securities" as defined in Rule 144 and that the Pledgor is not pledging, and is not required to pledge, such 6,923 shares of Common Stock to the Bank hereunder.

          3. The Pledgor represents, warrants, covenants and agrees that: (i) it is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) this Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a valid and legally binding obligation of the Pledgor enforceable in accordance with its terms, (iii) the pledge and delivery of the Collateral pursuant to this Agreement will create a valid first-priority lien on and first-priority perfected security interest in the Collateral securing the satisfaction or payment of the Secured Obligations, (iv) it has, and will have upon the deposit of any additional Collateral with the Bank or the purchase of any Options, title to all of the Collateral, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever ("Liens") and no consent or approval of any person, entity or governmental or regulatory authority, or of any securities exchange, was or is necessary to create or perfect the security interest created hereby, (v) the execution and delivery of this Agreement by the Pledgor and the performance by the Pledgor of its obligations hereunder do not violate or conflict with, and will not result in a breach of or default under, any law applicable to it, any of its organizational documents, any order, judgment or decree of any court or other agency or body or any contract, agreement or instrument to which it is a party or affecting any of its assets and will not result in the creation or imposition of a Lien on any of its assets (other than the Lien created hereby), (vi) the information set forth in Exhibit A is true and correct; (vii) no Liens other than the Lien created hereby in favor of the Bank exist upon or with respect to any of the Collateral and (viii) there is no restriction on the ability of, or consent or approval that is necessary for, the Bank to effect an "Initial Transfer" as contemplated by Section 9.

          4. The Pledgor will faithfully preserve and protect the Bank's security interest in the Collateral, wi1 defend the Bank's right, title, lien and security interest in and to the Collateral against the claims and demands of all persons whomsoever, and will do all such acts and things and execute and deliver all such documents and instruments,

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including without limitation further pledges, assignments, financing statements and continuation statements, as the Bank in its sole discretion may reasonably deem necessary or advisable from time to time in order to preserve, protect and perfect such security interest or to enable the Bank to exercise or enforce its rights under this Agreement with respect to any Collateral. The Pledgor hereby authorizes the Bank to sign and file financing and continuation statements and Securities and Exchange Commission Form 144s (or similar or replacement forms) without the signature of the Pledgor.

          5. The Pledgor will not permit any Liens other than the Lien created hereby in favor of the Bank to exist upon any of the Collateral.

          6. The Pledgor will not take any action that could in any way limit or adversely affect the ability of the Bank to realize upon its rights in the Collateral.

          7. The Pledgor hereby confirms that the Identified Securities are not "restricted" or "control" securities for purposes of the Securities Act and may be freely resold by the Bank under the Securities Act without restriction as to the amount or timing of sale.

          8. At any time and from time to time the Bank may cause all or any of the Collateral to be transferred to or registered in its name or the name of its nominee or nominees.

          9. The Pledgor acknowledges and agrees that the Bank may sell, loan, transfer, pledge or otherwise rehypothecate all or part of the Collateral from time to time in one or more transactions (each such transaction an "Initial
                                                                    -------
Transfer"). The Pledgor understands and agrees that, in connection with an
--------
Initial Transfer, the Bank may transfer all voting and dividend and other rights associated with the Collateral and that any such Initial Transfer will be for the sole benefit and risk of the Bank and that the Pledgor will have no interest in the Initial Transfer. The Pledgor acknowledges that the Bank would be unwilling to execute Secured Transactions with the Pledgor if it did not have the right to effect Initial Transfers.

          10. The Bank shall be entitled to exercise all voting power with respect to the Collateral if there shall

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at any time occur and be continuing an Event of Default or a Potential Default.
In addition, whether or not there has been an Event of Default or Potential Default, the Bank may transfer any and all of the voting rights associated with the Identified Securities (or any other Securities included in the Collateral) through an Initial Transfer. The Pledgor acknowledges that the Bank may execute one or more Initial Transfers at any time and that, in such a case, the Pledgor will have no voting rights with respect to any Identified Securities (or other Securities) included in such Initial Transfer. An "Event of Default" shall be deemed to occur if (i) the Pledgor is in default in performing any Secured Obligation (including any of its covenants under the Stock Agreement, the Master Agreement or Additional Termination Event, with the Pledgor as the affected party, or this Agreement), (ii) an Event of Default, Termination Event or Additional Termination Event, with the Pledgor as the affected party, shall occur under the Master Agreement, (iii) there shall occur any event that would permit the Bank to declare an acceleration under Article VI of the Stock Agreement, or (iv) any representation or warranty made by the Pledgor under the Stock Agreement, the Master Agreement or this Agreement is or becomes materially inaccurate. A "Potential Default" includes any fact or circumstance that with notice or lapse of time or both would constitute an Event of Default.

          11. If the Pledgor shall fail to deliver Covered Contract Shares to the Bank at the time or in the amounts required by the Stock Agreement, the Bank shall be entitled to apply to the satisfaction of the Pledgor's delivery obligation any Identified Securities or other Securities then pledged hereunder that are of the same class as the Covered Contract Shares. In addition, if any other Event of Default shall occur, or if the Pledgor shall default on its obligation to deliver Covered Contract Shares under the Stock Agreement and insufficient Identified Securities (or other Securities of the same class as the Covered Contract Shares) are then pledged hereunder to satisfy such delivery obligation in full, the Bank, without obligation to resort to other security, shall have the right at any time and from tame to time to sell, resell, assign and deliver, in its discretion, all or any of the Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Collateral or any of it may be listed, or at public or

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private sale, for cash, upon credit or for future delivery, and in connection therewith the Bank may grant options, the Pledgor hereby waiving and releasing any and all equity or right of redemption to the fullest extent permitted by law. If any of the Collateral is sold by the Bank upon credit or for future delivery, the Bank shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Bank may resell such Collateral. In no event shall the Pledgor be credited with any part of the proceeds of sale of any Collateral until cash payment thereof has actually been received by the Bank. In addition, should any portion of the Collateral consist of a time deposit or deposits with a financial institution (including the Bank), the Bank may terminate such deposit or deposits prior to the maturity thereof and any penalties payable in connection therewith shall be for the sole account of the Pledgor.

          12. The Pledgor acknowledges and agrees that the Identified Securities may decline speedily in value and are of a type customarily sold on a recognized market, and, accordingly, no demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any such Identified Securities, or any other securities or assets included in the Collateral which may decline speedily in value or which are of a type customarily sold on a recognized market, except any notice that is required under applicable law and cannot be waived. With respect to any other type of Collateral, the Bank shall give the Pledgor at least five business days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgor agrees is reasonable, all other demands, advertisements and notices being hereby waived. The Bank shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of all sales of Collateral, public or private, the Pledgor shall pay all costs and expenses of every kind for sale or delivery, including brokers' and attorneys' fees and all liabilities and advances made or incurred by the Bank in connection with such sale or delivery, and after deducting such costs and expenses from the proceeds of sale, the Bank shall apply any residue first, to the payment of the costs and expenses, including legal fees, incurred by the Bank in connection with the administration and enforcement of the Secured Obligations and this Agreement and any amounts due to the Bank in respect of the Secured Obligations other than principal or interest and other than settlement payments due upon the exercise or early termination of Options or payments due to the Bank by reason of any default by the Pledgor (after giving effect to any application of Collateral hereunder) to deliver Covered Contract Shares under the Stock Agreement, second, if applicable, to the payment of interest owed with regard to the Secured Obligations, and third, to the payment of principal or other amounts owed with regard to the Secured Obligations. The balance, if any, remaining after payment in full of all such amounts shall be paid to or on the order of the Pledgor.

          13. The Pledgor recognizes that the Bank may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Collateral were sold at public sales, and that the Bank has no obligation to delay sale of any such Collateral for the period of time necessary to permit the issuer of such Collateral, even if such issuer would agree, to register such Collateral for public sale under such applicable securities laws. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

          14. The Bank shall have the right (but not any obligation), for and in the name, place and stead of the Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral.

          15. The Bank shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. As provided in Section 9, the Bank may transfer any or all of the dividend rights relating to the Collateral (including the Identified Securities) in an Initial Transfer. The Bank agrees that notwithstanding any such Initial Transfer it may make it will, in the absence of an Event of Default or Potential Default, promptly pay over, or cause to be paid over, to the Pledgor any cash dividends actually paid on the Identified Securities during the term of this Agreement (other than any such dividend which the Bank, in its good faith discretion, determines was not paid by the issuer of the Identified Securities in the ordinary course of its business or otherwise constitutes an "extraordinary" dividend). With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Collateral (herein called "events") occurring prior to an Event of Default or a Potential Default by the Pledgor in respect of any of the Secured Obligations, the Bank's duty shall be fully satisfied if (i) the Bank promptly forwards to the Pledgor any notices the Bank receives, in its capacity as registered holder, of any events applicable to any securities included in the Collateral which are registered and held in the name of the Bank or its nominee, and (ii) subject to the exercise of its sole discretion (a) the Bank endeavors to take such action with respect to any of such events as the Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if the Bank determines that the action requested might adversely affect the value of the Collateral as collateral, the collection of the Secured Obligations, or otherwise prejudice the interests of the Bank, the Bank gives reasonable notice to the Pledgor that any such requested action will not be taken, and if the Bank makes such determination or if the Pledgor fails to make such timely request, the Bank takes such other action as it deems advisable in the circumstances; provided, however, that the Bank shall have no duties hereunder in regard to any event that occurs with respect to Collateral which is subject to an Initial Transfer. Except as hereinabove specifically set forth, and at any time following an Event of Default or a Potential Default by the Pledgor in respect of any of the Secured Obligations, the Bank shall have no further obligation to ascertain the occurrence of, or to notify the

Pledgor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Bank of any internal procedures with respect to any securities in its possession. The Pledgor releases the Bank from any claims, causes of action and demands at any time arising out of or with respect to this Agreement or the Collateral and/or any actions taken or omitted to be taken by the Bank with respect thereto, and the Pledgor hereby agrees to hold the Bank harmless from and with respect to any and all such claims, causes of action and demands.

          16. The Pledgor hereby irrevocably appoints the Bank as the Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Bank may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Bank shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof and to give full discharge for the same.

          17. The remedies provided herein in favor of the Bank shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Bank existing at law or in equity. No delay on the part of the Bank in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. The pledge of the Collateral hereby shall not in any way preclude or restrict any recourse by the Bank against the Pledgor or any other person or entity liable with regard to the Secured Obligations or any other collateral therefor. Without limitation to the foregoing, the Bank shall have all the rights of a secured party under the New York UCC.

          18. If the Pledgor defaults in its obligation to deliver Covered Contract Shares under the Stock Agreement and the Identified Securities (or other Securities of the same class as the Covered Contract Shares) then pledged hereunder are insufficient to satisfy such delivery obligation in full, or if the proceeds of any sale, collection or other realization of or upon the Collateral pursuant to this Agreement are insufficient to pay in full both any monetary Secured Obligations and the costs and expenses of such realization, the Pledgor shall remain liable to the Bank for such deficiency in its entirety.

          19. Upon (i) the satisfaction in full of the Pledgor's obligation to deliver Covered Contract Shares under the Stock Agreement, and (ii) the payment in full of all amounts that may be payable with regard to the Secured Obligations, the Pledgor shall be entitled to the return of all of the Collateral and of all other property and cash which have not been used or applied toward the satisfaction of such delivery requirements or the payment of such amounts free and clear of all Liens in favor of the Bank or any encumbrances imposed by the Bank. Except as aforesaid, the assignment by the Bank to the Pledgor of such Collateral and other property shall be without representation or warranty of any nature whatsoever and wholly without recourse.

          20. Any notice or demand upon the Pledgor shall be deemed to have been sufficiently given for all purposes thereof if mailed, postage prepaid, by registered or certified mail, return receipt requested, or if delivered, to the Pledgor at the address specified below, or at such other address as the Pledgor may theretofore have designated in writing and given in like manner to the Bank. Any such notice shall be effective when so mailed or delivered.

          21. Any waiver, permit, consent or approval of any kind or character on the part of the Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in a writing duly executed by the Bank and shall be effective only to the extent specifically set forth in such writing.

          22. This Agreement may not be assigned, nor may any obligation hereunder be delegated, by the Pledgor without the prior written consent of the Bank, and any purported assignment, or delegation, without such consent shall be null and void. The Bank may in its discretion transfer its rights and obligations hereunder to any person to whom the Bank transfers its interest and obligations under the Stock Agreement or the Master Agreement and may transfer its rights in the Collateral as provided in Section 9. This Agreement and the rights and obligations of the Bank and the Pledgor hereunder cannot be changed orally and shall bind and inure to the benefit of the Pledgor and the Bank and their respective heirs, distributees,

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executors, personal representatives and administrators and permitted successors and assigns, and all subsequent holders of the Secured Obligations. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          23. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

          24. The Pledgor agrees to pay the Bank on demand all costs and expenses, including legal fees, incurred by the Bank in connection with the enforcement of this Agreement, all of which costs and expenses shall form part of the Secured Obligations as provided above.

          25. The Pledgor expressly acknowledges and agrees that the Lien created by this Agreement shall apply equally for the benefit of any affiliate (each, an "Affiliate") of the Bank that enters into Secured Transactions with the Pledgor. Each Secured Transaction so extended by an Affiliate shall be deemed to be a Secured Obligation hereunder; each such Affiliate shall have the same rights as the Bank in relation to the Pledgor hereunder; the Bank's and each Affiliate's security interest in the Collateral shall rank equally with one another (except, in each such case, as the Bank and such Affiliate may otherwise agree), and the Pledgor's obligations to each Affiliate hereunder shall be the same as his obligations to the Bank. As used herein, the term "Affiliate" includes American International Group, Inc. and its direct and indirect wholly-owned subsidiaries and any other person identified by the Bank to the Pledgor in writing as an "Affiliate".

          26. With respect to any suit, action or proceeding relating to this Agreement ("Proceedings"), each of the Bank and the Pledgor irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such

Proceedings, that such court does not have any jurisdiction over such party.

          IN WITNESS WHEREOF, the Pledgor and the Bank have caused this Pledge Agreement to be duly executed and, in the case of the Pledgor, notarized, as of the day and year first above written.

                                             TURBOCHEF TECHNOLOGIES, INC.

                                             /s/  Dennis J. Jameson
                                             -------------------------

                                         Address: 10500 Metric Drive, Suite 128
                                                  Dallas, Texas 75243
                                                  Attn: Chief Financial Officer

STATE OF TEXAS  )
                ) ss.:
COUNTY OF DALLAS)

          On the 5th day of February, 1999, before me personally came Dennis J. Jameson, who, being by me duly sworn, did depose and say that he is the CFO of TurboChef Technologies, Inc., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                                /s/ Matilda R. Dunn
                                             -------------------------
                                                  Notary Public
    [STAMP APPEARS HERE]

                                             BANQUE AIG, LONDON BRANCH

                                             By: /s/ Kristofer Mansson
                                                 ---------------------
                                                     Kristofer Mansson
                                                     Managing Director
                                             Address: 4 Broadgate
                                                      7th Floor
                                                      London EC2M 7LE
                                                      United Kingdom
                                                  with a copy to:

                                                  AIG Financial Products Corp.
                                                  100 Nyala Farm
                                                  Westport, CT 06880
                                                  Attn: Chief Financial Officer
                                                        (with a copy to the
                                                         General Counsel)

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                                                                       EXHIBIT A
                                                                       ---------

                                THE COLLATERAL
                                --------------

Name of Issuer of
 Pledged Shares                     No. of
(the "Corporation")                 Shares              Class of Shares
-------------------                 ------              ---------------

Maytag Corporation                  140,000           Common Stock, $1.25 per
                                                       value per share